Exhibit 21.1
LIST OF SUBSIDIARIES OF PRICESMART, INC.

The following table sets forth a list of the Company’s subsidiaries as of August 31, 2002:

                                                          Jurisdiction of
                                                         Incorporation or
                     Name                                  Organization               Ownership        DBA
------------------------------------------------    ---------------------------      -----------   ----------
Ventures Services, Inc.                             Delaware                            100.0%     PriceSmart
PriceSmart Real Estate, S.A.                        Panama                              100.0%     PriceSmart
PriceSmart Panama, S.A.                             Panama                              100.0%     PriceSmart
PriceSmart (Guatemala), S.A.                        Guatemala                            66.0%     PriceSmart
Gestiones Mercantiles, S.A.                         Guatemala                            66.0%     PriceSmart
PSMT Caribe, Inc.                                   British Virgin Islands              100.0%     PriceSmart
PriceSmart El Salvador, S.A. de C.V.                El Salvador                         100.0%     PriceSmart
Inmobiliaria PriceSmart El Salvador,
     S.A. de C.V.                                   El Salvador                         100.0%     PriceSmart
Prismar de Costa Rica, S.A.                         Costa Rica                          100.0%     PriceSmart
Pricsmarlandco, S.A.                                Costa Rica                          100.0%     PriceSmart
Promotora PS Escazu, S.A.                           Costa Rica                          100.0%     PriceSmart
PriceSmart Honduras, S.A.                           Honduras                            100.0%     PriceSmart
PriceSmart Dominicana, S.A                          Dominican Republic                  100.0%     PriceSmart
Inmobiliaria PriceSmart, S.A.                       Dominican Republic                  100.0%     PriceSmart
PriceSmart Exempt SRL                               Barbados                            100.0%     PriceSmart
PSMT Trinidad/Tobago LTD                            Trinidad/St. Lucia                   90.0%     PriceSmart
PriceSmart (Trinidad) LTD                           Trinidad                             90.0%     PriceSmart
PS Operations, LTD                                  Trinidad                             90.0%     PriceSmart
PSMT, LLC                                           U.S. Virgin Islands                 100.0%     PriceSmart
PSMT Philippines, Inc.                              Philippines                          52.0%     PriceSmart
PriceSmart Holdings, Inc.                           St. Lucia                           100.0%     PriceSmart
PSMT (Barbados), Inc.                               Barbados                            100.0%     PriceSmart
Island Foods and Distributors, N.V.                 Aruba                                90.0%     PriceSmart
PSMT Guam, Inc.                                     Guam                                100.0%     PriceSmart
PriceSmart Jamaica (SL), Inc.                       St. Lucia                            67.5%     PriceSmart
PSMT (Jamaica), Ltd.                                Jamaica                              67.5%     PriceSmart
PSMT Realty (Jamaica), Ltd.                         Jamaica                              67.5%     PriceSmart
PSMT Mexico S.A. de C.V.                            Mexico                               50.0%     PriceSmart
PriceSmart Mexico S.A. de C.V.                      Mexico                               50.0%     PriceSmart
Inmobiliaria PriceSmart Mexico
     S.A. de C.V.                                   Mexico                               50.0%     PriceSmart
Servicios Ejecutivos a PriceSmart
     Mexico S.A. de C.V.                            Mexico                               50.0%     PriceSmart
Servicios a PricSmart Mexico S.A.
     de C.V.                                        Mexico                               50.0%     PriceSmart
Importadora y Exportadora PriceSmart
     Mexico S.A. de C.V.                            Mexico                               50.0%     PriceSmart
PSMT Hong Kong Ltd.                                 Hong Kong                           100.0%     PriceSmart
PSMT Ecuador, Inc.                                  British Virgin Islands               60.0%     PriceSmart
PriceSmart Ecuador, Inc.                            Ecuador                              60.0%     PriceSmart
Inmobiliaria PriceSmart Ecuador.                    Ecuador                              60.0%     PriceSmart
PSMT Nicaragua, Inc.                                British Virgin Islands               51.0%     PriceSmart
PriceSmart Nicaragua, S. A.                         Nicaragua                            51.0%     PriceSmart
Inmobiliaria PSMT Nicaragua S. A.                   Nicaragua                            51.0%     PriceSmart